SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2011

ALLEZOE MEDICAL HOLDINGS, INC.
(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

6170 Research Road, Suite 103
Frisco, Texas 75034-2787
(Registrant’s address, including zip code)

 (214) 290-8031
 (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or around May 11, 2011, and effective as of March 30, 2011, we sold $300,000 in 9% Convertible Debentures to Crystal Falls Investments, LLC (“Crystal Falls” and the “Crystal Falls Debentures”).  The Crystal Falls Debentures bear interest at the rate of 9% per annum (payable on maturity); have a maturity date of September 30, 2011; and convert into shares of the Company’s common stock, at the option of Crystal Falls at a conversion price equal to 80% of the average of the five lowest VWAPs of the Company’s common stock for the ten (10) trading days prior to the date of conversion.  The Crystal Falls Debentures include a provision whereby the conversion of such debentures is prohibited in the event such conversion will cause the holder thereof to own more than 4.99% of the Company’s outstanding common stock, which provision can be waived with sixty-one days written notice by the holder of the debentures.  In the event of the occurrence of an event of default under the Crystal Falls Debentures, which includes, among other things, the Company’s common stock being delisted from the Over-The-Counter Bulletin Board for more than fifteen (15) trading days and the Company’s failure to file its periodic reports with the Securities and Exchange Commission, subject to a 30 day cure period, Crystal Falls can declare the entire amount of the Crystal Falls Debentures immediately due and payable.  We also agreed to provide Crystal Falls piggy-back registration rights in connection with the debentures until November 1, 2011.

ITEM 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2011, by written consent of the board of directors of the Company, the size of the Board of Directors was increased to 5 members and three non-interested, independent new directors were elected to fill the vacancies. The new directors of the Corporation, effective May 31, 2011 are:

Michael Choo
Caroline Pinell
Michael Gelmon

MICHAEL O. CHOO, 46, President & Chief Executive Officer of Bellflower Medical Center, Los Angeles, CA. Previously served as Principal, Managing Partner & President & Chief Executive Officer of Integra Healthcare, Inc., Principal, Managing Partner, & Chairman of The Board of Directors of Doctors’ Hospital of Shreveport, and Principal, Managing Partner & Senior Vice President of Operations for Ethicus Healthcare Management, LLC.  Mr. Choo was also previously the Senior Vice President of Promise Healthcare, Inc. and Chief Executive Officer of Promise Specialty Hospital of Shreveport, a 146 bed JCAHO long-term acute care, acute rehabilitation, gerontologic and adult psych turnaround hospital located in Shreveport, Louisiana.  As second in command of the Company, he had corporate oversight of the Company’s 14 other facilities from the standpoint of corporate recruitment, new business development, and operational turnaround.  Before his departure from Promise Healthcare, Inc., he brought together over 120+ collective years of corporate operational experience, leadership, structure, “team concept” and organization to the Promise Healthcare Executive team.  Mr. Choo has over 29 years of experience in healthcare with expertise in Operational Executive Management, Hospital Turnarounds, Hospital Acquisitions, and Ground Floor Start-ups.  He has vast experience in the clinical setting as well as the operational and organizational development & structure of hospitals and healthcare organizations to comply with state & federal regulatory agency guidelines.  Mr. Choo is finishing his Masters degree in Business Administration from California Coast University, and served in executive positions with various hospitals and companies managing hospitals.  He held a previous position as the Chief Executive Officer of HealthSouth in Reno a 63 Acute Rehabilitation Freestanding Hospital in Reno, NV acting as Team Leader for the HealthSouth Surgical center, and HealthSouth Sports Clinic in Carson City, NV.  He also has been the Vice President of NPSI with responsibility for 4 major hospitals in the Los Angeles and San Diego area, and Regional Chief Operations Officer of ARMS with responsibilities for 5 hospital turnarounds and 2 ground floor start-ups.  Mr. Choo brings experience from the acute care industry, LTAC industry, Behavioral Health Industry, and Acute Rehabilitation Industry to the organization.

CAROLINE PINELL, 39, is an attorney and currently serves as a high level healthcare operations consultant to various clients, including Hospitals, Independent Physician Associations, Physician Groups and Networks, Medical Practices, Attorneys, and various Medicare and Medicaid Health Plans. She was formerly President and Chief Executive Officer of ATRIO Health Plans, a Medicare Advantage (MA-PD) Plan located in Oregon. It services three counties including Douglas, Coos, and Klamath Counties with expansion plans in place for Washington County. The Plan covers approximately 4500 lives with significant growth expected over the next three years. The Provider Network included 99% of all providers in each of the counties it currently services. From 2006 to 2008, she served as Executive Vice President, Director of Physician Relations, Business Development and Managed Care for HCA-Bayshore Medical Center in Pasadena, Texas, and previously has served in management capacities with several large physician associations and provider networks.

Dr. Pinell studied medicine at the University of Texas Health Science Center and holds a JD degree from South Texas College of Law in Houston, Texas.

MICHAEL GELMON, 46, an experienced CEO and Director of several publicly traded companies, has been involved in consulting and turn- rounds or work outs for various public and private companies.  As part of the work outs, he has been actively involved with management in cutting costs, increasing sales as well as compliance issues, including consulting and assisting investment groups in structuring and restructuring debt in several private and public companies; advising various investor and investment groups as lawyers conducting due diligence on target companies; and consulting and advising on management restructuring.

He is also founder and a partner of Gelmon Brothers Real Estate Consultants which has developed and consulted on commercial real estate developments in excess of $100 million; was a founder of Proteus Currency Fund, a Cayman Island based Hedge Fund involved in the Forex marketplace utilizing Dynex Corporation trading in Monaco and Jacobsen Asset Management in London; and, as a founding-shareholder, Director, as well as Head of Acquisitions and Real Estate for Domino's Pizza of Canada Ltd., the Domino's Pizza Master Franchisor in Canada, he was an integral part of the team that was responsible for turning around the Domino’s operations in Canada in the 1990s, growing the Domino's chain to 200 stores located in every region of Canada with system-wide sales of approximately CAD $80,000,000 per annum.

Mr. Gelmon received his Law Degree from the University of London, King’s College.

Effective May 20, 2011, Kenneth E. Merte was appointed as Vice President of Engineering and Manufacturing of Organ Transport Systems, Inc. (“OTS”), which became the Company’s wholly-owned subsidiary as a  result of the January 24, 2011 Acquisition Agreement between the Company and OTS, effective February 18, 2011 (the “Acquisition Agreement”).

KENNETH E. MERTE, has served as the founder and President of Coltrix Biomedical (“Coltrix”), a Fort Worth based biomedical device company since October 2010.  Coltrix’s mission is to improve surgical and wound healing outcomes with novel, collagen-based biomaterials and medical devices.  Currently under development are products to address post-surgical adhesions, segmental bone loss, and the treatment of battlefield wounds. From January 2009 to August 2010, Mr. Merte served as the Vice President of Research and Development Operations and Business Development for Arteriocyte, Inc., a biotech research and development company based in Cleveland, Ohio.  From August 2006 to August 2008, Mr. Merte served as Senior Director of Research and Development for Medtronic, Inc., Nuerologic Technologies, based in Fort Worth, Texas.  From October 2000 to August 2006, Mr. Merte served as Director of Product Development for Medtronic, Inc., Cardiac Surgery.  Mr. Merte also previously served as Manager of Product Development for 3M Co. in both the Cardiovascular Products and Orthopedic Products divisions.

Mr. Merte is a seasoned business leader with 30 years of experience launching new medical products and businesses.  His passion is improving clinical outcomes through creative and innovative applications of technology.  Product lines developed and launched under his leadership include those for orthopedics, endoscopy, cardiac surgery, blood management, neurosurgery, in-vitro diagnostics, cell separation, and cell therapy.

Mr. Merte received his B.S. degree in Mechanical Engineering from the University of Michigan and his M.S. degree in Engineering from The Massachusetts Institute of Technology. He has obtained numerous patents in areas that include surgical instruments, blood oxygenators, cardioplegia systems, arthroscopy products, and centrifuge systems for processing blood and bone marrow.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
10.1	Crystal Falls Investments, LLC - 9% Convertible Debenture - $100,000
10.2	Crystal Falls Investments, LLC - 9% Convertible Debenture - $100,000
10.3	Crystal Falls Investments, LLC - 9% Convertible Debenture - $100,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allezoe Medical Holdings, Inc.

Date: June3, 2011	By: /s/ Michael Holder
Name: Michael Holder Title: Chairman of the Board and CEO